5321 Corporate Boulevard
Baton Rouge, LA 70808

Lamar Advertising Company Announces
Third Quarter Ended September 30, 2026 Operating Results

Three Month Results

•Net revenues were $624.5 million
•Net income was $165.0 million
•Adjusted EBITDA was $306.9 million

Nine Month Results

•Net revenues were $1.77 billion
•Net income was $431.5 million
•Adjusted EBITDA was $836.5 million

Baton Rouge, LA – November 5, 2026 - Lamar Advertising Company (the “Company” or “Lamar”) (Nasdaq: LAMR), a leading owner and operator of outdoor advertising and logo sign displays, announces the Company’s operating results for the third quarter ended September 30, 2026.

"Our sales growth accelerated in the third quarter, buoyed by demand from national customers, our digital platform and political spend," Lamar chief executive Sean Reilly said. "With those results in hand and a strong start to the fourth quarter, we are raising our guidance for full-year AFFO per diluted share to a range of $8.87 to $8.97."

Third Quarter Highlights

•Net revenues increased 6.6%
•Net income increased 14.5%
•Adjusted EBITDA increased 9.3%
•AFFO increased 10.1%

Third Quarter Results

Lamar reported net revenues of $624.5 million for the third quarter of 2026 versus $585.5 million for the third quarter of 2025, a 6.6% increase. Operating income for the third quarter of 2026 increased $20.4 million to $209.4 million as compared to $189.1 million for the same period in 2025. Lamar recognized net income of $165.0 million for the third quarter of 2026 as compared to net income of $144.1 million for the same period in 2025, an increase of $20.9 million. Net income per diluted share was $1.59 and $1.40 for the three months ended September 30, 2026 and 2025, respectively.

Adjusted EBITDA for the third quarter of 2026 was $306.9 million versus $280.8 million for the third quarter of 2025, an increase of 9.3%.

Cash flow provided by operating activities was $284.1 million for the three months ended September 30, 2026 versus $235.7 million for the third quarter of 2025, an increase of $48.4 million. Free cash flow for the third quarter of 2026 was $220.1 million as compared to $189.2 million for the same period in 2025, a $30.9 million increase.

For the third quarter of 2026, funds from operations, or FFO, was $224.2 million versus $219.3 million for the same period in 2025, an increase of 2.2%. Adjusted funds from operations, or AFFO, for the third quarter of 2026 was $249.3 million compared to $226.5 million for the same period in 2025, an increase of 10.1%. Diluted AFFO per share increased 9.5% to $2.41 for the three months ended September 30, 2026 as compared to $2.20 for the same period in 2025.

Acquisition-Adjusted Three Months Results

Acquisition-adjusted net revenue for the third quarter of 2026 increased 6.2% over acquisition-adjusted net revenue for the third quarter of 2025. Acquisition-adjusted EBITDA for the third quarter of 2026 increased 8.2% as compared to acquisition-adjusted EBITDA for the third quarter of 2025. Acquisition-adjusted net revenue and acquisition-adjusted EBITDA include adjustments to the 2025 period for acquisitions and divestitures for the same time frame as actually owned in the 2026 period. See “Reconciliation of Reported Basis to Acquisition-Adjusted Results”, which provides reconciliations to GAAP for acquisition-adjusted measures.

Nine Month Results

Lamar reported net revenues of $1.77 billion for the nine months ended September 30, 2026 versus $1.67 billion for the nine months ended September 30, 2025, a 5.9% increase. Operating income for the nine months ended September 30, 2026 decreased $14.5 million to $563.5 million as compared to $578.0 million for the same period in 2025. Lamar recognized net income of $431.5 million for the nine months ended September 30, 2026 as compared to net income of $438.3 million for the same period in 2025, a decrease of $6.8 million. Net income per diluted share was $4.17 and $4.27 for the nine months ended September 30, 2026 and 2025, respectively.

Adjusted EBITDA for the nine months ended September 30, 2026 was $836.5 million versus $769.4 million for the same period in 2025, an increase of 8.7%.

Cash flow provided by operating activities was $683.9 million for the nine months ended September 30, 2026 as compared to $592.9 million for the same period in 2025, an increase of $91.0 million. Free cash flow for the nine months ended September 30, 2026 was $591.2 million as compared to $509.4 million for the same period in 2025, an $81.8 million increase.

For the nine months ended September 30, 2026, funds from operations, or FFO, was $628.8 million versus $600.8 million for the same period in 2025, an increase of 4.6%. Adjusted funds from operations, or AFFO, for the nine months ended September 30, 2026 was $674.8 million compared to $616.1 million for the same period in 2025, an increase of 9.5%. Diluted AFFO per share increased 8.8% to $6.54 for the nine months ended September 30, 2026 as compared to $6.01 for the same period in 2025.

Liquidity

As of September 30, 2026, Lamar had $721.1 million in total liquidity that consisted of $667.0 million available for borrowing under its revolving senior credit facility and $54.1 million in cash and cash equivalents. There was $75.0 million in borrowings outstanding under the Company’s revolving credit facility and $250.0 million outstanding under the Accounts Receivable Securitization Program as of the same date.

Recent Developments

On October 1, 2026, Lamar Advertising Company’s direct wholly owned subsidiary Lamar Media Corp. and indirect wholly-owned special purpose subsidiaries, Lamar QRS Receivables, LLC and Lamar TRS Receivables, LLC, entered into the Eighth Amendment to the Receivables Financing Agreement dated December 18, 2018. The amendment extends the maturity date of the Accounts Receivable Securitization Program established under the Receivables Financing Agreement to October 1, 2029. Additionally, the amendment provides additional flexibility for eligibility of certain receivables under the Accounts Receivable Securitization Program.

Revised Guidance

We are updating our 2026 guidance issued in August 2026. We now expect diluted earnings per share for fiscal year 2026 to be between $6.01 and $6.04, with diluted AFFO per share between $8.87 and $8.97. See “Supplemental Schedules Unaudited REIT Measures and Reconciliations to GAAP Measures” for reconciliation to GAAP.

Forward-Looking Statements

This press release contains forward-looking statements, including statements regarding sales trends. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected in these forward-looking statements. These risks and uncertainties include, among others: (1) our significant indebtedness; (2) the state of the economy and financial markets generally, and the effect of the broader economy on the demand for advertising, including economic changes that may result from new or increased tariffs, trade restrictions or geopolitical tensions, including war and armed conflicts; (3) the continued popularity of outdoor advertising as an advertising medium; (4) our need for and ability to obtain additional funding for operations, debt refinancing or acquisitions; (5) our ability to continue to qualify as a Real Estate Investment Trust (“REIT”) and maintain our status as a REIT; (6) the regulation of the outdoor advertising industry by federal, state and local governments; (7) the integration of companies and assets that we acquire and our ability to recognize cost savings or operating efficiencies as a result of these acquisitions; (8) changes in accounting principles, policies or guidelines; (9) changes in tax laws applicable to REITs or in the interpretation of those laws; (10) our ability to renew expiring contracts at favorable rates; (11) our ability to successfully implement our digital deployment strategy; and (12) the market for our Class A common stock. For additional information regarding factors that may cause actual results to differ materially from those indicated in our forward-looking statements, we refer you to the risk factors included in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2025, as supplemented by any risk factors contained in our Quarterly Reports on Form 10-Q and our Current Reports on Form 8-K. We caution investors not to place undue reliance on the forward-looking statements contained in this document. These statements speak only as of the date of this document, and we undertake no obligation to update or revise the statements, except as may be required by law.

Use of Non-GAAP Financial Measures

The Company has presented the following measures that are not measures of performance under accounting principles generally accepted in the United States of America (“GAAP”): adjusted earnings before interest, taxes, depreciation and amortization (“adjusted EBITDA”), free cash flow, funds from operations (“FFO”), adjusted funds from operations (“AFFO”), diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense. Our management reviews our performance by focusing on these key performance indicators not prepared in conformity with GAAP. We believe these non-GAAP performance indicators are meaningful supplemental measures of our operating performance and should not be considered in isolation of, or as a substitute for their most directly comparable GAAP financial measures.

Our Non-GAAP financial measures are determined as follows:

•We define adjusted EBITDA as net income before income tax expense (benefit), interest expense (income), loss (gain) on extinguishment of debt and investments, equity in (earnings) loss of investee, stock-based compensation, depreciation and amortization, loss (gain) on disposition of assets and investments, transaction expenses and investments and capitalized contract fulfillment costs, net.

•Adjusted EBITDA margin is defined as adjusted EBITDA divided by net revenues.

•Free cash flow is defined as adjusted EBITDA less interest, net of interest income and amortization of deferred financing costs, current taxes, preferred stock dividends and total capital expenditures.

•We use the National Association of Real Estate Investment Trusts definition of FFO, which is defined as net income before (gain) loss from the sale or disposal of real estate assets and investments, net of tax, and real estate related depreciation and amortization and including adjustments to eliminate unconsolidated affiliates and non-controlling interest.

•We define AFFO as FFO before (i) straight-line income and expense; (ii) capitalized contract fulfillment costs, net; (iii) stock-based compensation expense; (iv) non-cash portion of tax expense (benefit); (v) non-real estate related depreciation and amortization; (vi) amortization of deferred financing costs; (vii) loss on extinguishment of debt; (viii) transaction expenses; (ix) non-recurring infrequent or unusual losses (gains); (x) less maintenance capital expenditures; and (xi) an adjustment for unconsolidated affiliates and non-controlling interest.

•Diluted AFFO per share is defined as AFFO divided by adjusted weighted average diluted common shares/units outstanding. Adjusted weighted average diluted common shares/units outstanding is calculated by adjusting the Company’s weighted average diluted common shares to add the weighted average outstanding units of Lamar Advertising Limited Partnership (“Lamar LP”), the Company’s operating partnership, that are held by limited partners of Lamar LP other than the Company’s wholly owned subsidiary, Lamar Media Corp. Upon the satisfaction of certain conditions, these units of Lamar LP are redeemable for cash or, at the Company’s option, shares of the Company’s Class A common stock on a one-for-one basis.

•Outdoor operating income is defined as operating income before corporate expenses, stock-based compensation, capitalized contract fulfillment costs, net, transaction expenses, depreciation and amortization and loss (gain) on disposition of assets and investments.

•Acquisition-adjusted results adjusts our net revenue, direct and general and administrative expenses, outdoor operating income, corporate expense and EBITDA for the prior period by adding to, or subtracting from, the corresponding revenue or expense generated by the acquired or divested assets before our acquisition or divestiture of these assets for the same time frame that those assets were owned in the current period. In calculating acquisition-adjusted results, therefore, we include revenue and expenses generated by assets that we did not own in the prior period but acquired in the current period. We refer to the amount of pre-acquisition revenue and expense generated by or subtracted from the acquired assets during the prior period that corresponds with the current period in which we owned the assets (to the extent within the period to which this report relates) as “acquisition-adjusted results”.

•Acquisition-adjusted consolidated expense adjusts our total operating expense to remove the impact of stock-based compensation, depreciation and amortization, transaction expenses, capitalized contract fulfillment costs, net, and loss (gain) on disposition of assets and investments. The prior period is also adjusted to include the expense generated by the acquired or divested assets before our acquisition or divestiture of such assets for the same time frame that those assets were owned in the current period.

Adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are not intended to replace other performance measures determined in accordance with GAAP. Free cash flow, FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and, therefore, these measures should not be considered indicative of cash flows from operating activities as a measure of liquidity or of funds available to fund our cash needs, including our ability to make cash distributions. Adjusted EBITDA, free cash flow, FFO, AFFO, diluted AFFO per share, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense are presented as we believe each is a useful indicator of our current operating performance. Specifically, we believe that these metrics are useful to an investor in evaluating our operating performance because (1) each is a key measure used by our management team for purposes of decision making and for evaluating our core operating results; (2) adjusted EBITDA is widely used in the industry to measure operating performance as it excludes the impact of depreciation and amortization, which may vary significantly among companies, depending upon accounting methods and useful lives, particularly where acquisitions and non-operating factors are involved; (3) adjusted EBITDA, FFO, AFFO, diluted AFFO per share and acquisition-adjusted consolidated expense each provides investors with a meaningful measure for evaluating our period-over-period operating performance by eliminating items that are not operational in nature and reflect the impact on operations from trends in occupancy rates, operating costs, general and administrative expenses and interest costs; (4) acquisition-adjusted results is a supplement to enable investors to compare period-over-period results on a more consistent basis without the effects of acquisitions and divestitures, which reflects our core performance and organic growth (if any) during the period in which the assets were owned and managed by us; (5) free cash flow is an indicator of our ability to service debt and generate cash for acquisitions and other strategic investments; (6) outdoor operating income provides investors a measurement of our core results without the impact of fluctuations in stock-based compensation, depreciation and amortization and corporate expenses; and (7) each of our Non-GAAP measures provides investors with a measure for comparing our results of operations to those of other companies.

Our measurement of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense may not, however, be fully comparable to similarly titled measures used by other companies. Reconciliations of adjusted EBITDA, FFO, AFFO, diluted AFFO per share, free cash flow, outdoor operating income, acquisition-adjusted results and acquisition-adjusted consolidated expense to the most directly comparable GAAP measures have been included herein.

Conference Call Information

A conference call will be held to discuss the Company’s operating results on Thursday, November 5, 2026 at 8:00 a.m. central time. Instructions for the conference call and Webcast are provided below:

Conference Call

All Callers:	1-800-791-4799 or 1-785-424-1631
Passcode:	63104

Live Webcast:	ir.lamar.com

Webcast Replay:	ir.lamar.com
Available through Thursday, November 12, 2026 at 11:59 p.m. Eastern Time

Company Contact:	Buster Kantrow
Director of Investor Relations
(225) 926-1000
bkantrow@lamar.com

General Information

Founded in 1902, Lamar Advertising (Nasdaq: LAMR) is one of the largest outdoor advertising companies in North America, with over 360,000 displays across the United States and Canada. Lamar offers advertisers a variety of billboard, interstate logo, transit and airport advertising formats, helping both local businesses and national brands reach broad audiences every day. In addition to its more traditional out-of-home inventory, Lamar is proud to offer its customers the largest network of digital billboards in the United States with over 5,900 displays.

LAMAR ADVERTISING COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net revenues	$624,468	$585,541	$1,769,221	$1,670,282
Operating expenses (income):
Direct advertising expenses	195,787	187,731	574,029	554,509
General and administrative expenses	95,291	90,002	277,604	265,882
Corporate expenses	26,531	27,038	81,043	80,517
Stock-based compensation	13,058	7,580	38,327	25,305
Capitalized contract fulfillment costs, net	594	(15)	(110)	(20)
Depreciation and amortization	100,636	86,276	267,021	242,207
Gain on disposition of assets and investments	(16,866)	(2,155)	(32,153)	(76,116)
Total operating expense	415,031	396,457	1,205,761	1,092,284
Operating income	209,437	189,084	563,460	577,998
Other (income) expense:
Loss on extinguishment of debt	—	2,012	—	2,012
Interest income	(411)	(758)	(1,310)	(1,847)
Interest expense	41,196	41,189	122,840	120,221
Equity in earnings of investee	—	—	—	(206)
	40,785	42,443	121,530	120,180
Income before income tax expense	168,652	146,641	441,930	457,818
Income tax expense	3,628	2,566	10,421	19,498
Net income	165,024	144,075	431,509	438,320
Net income attributable to non-controlling interest	3,154	2,322	7,603	3,457
Net income attributable to controlling interest	161,870	141,753	423,906	434,863
Preferred stock dividends	91	91	273	273
Net income applicable to common stock	$161,779	$141,662	$423,633	$434,590
Earnings per share:
Basic earnings per share	$1.59	$1.40	$4.17	$4.28
Diluted earnings per share	$1.59	$1.40	$4.17	$4.27
Weighted average common shares outstanding:
Basic	101,552,429	101,234,505	101,473,753	101,643,527
Diluted	101,663,105	101,309,203	101,581,005	101,720,659
OTHER DATA
Free Cash Flow Computation:
Adjusted EBITDA	$306,859	$280,770	$836,545	$769,374
Interest, net	(39,080)	(38,894)	(116,438)	(113,781)
Current tax expense	(2,569)	(2,723)	(7,801)	(27,974)
Preferred stock dividends	(91)	(91)	(273)	(273)
Total capital expenditures	(44,983)	(49,850)	(120,842)	(117,938)
Free cash flow	$220,136	$189,212	$591,191	$509,408

SUPPLEMENTAL SCHEDULES
SELECTED BALANCE SHEET AND CASH FLOW DATA
(IN THOUSANDS)

	September 30, 2026	December 31, 2025
Selected Balance Sheet Data:
Cash and cash equivalents	$54,111	$64,812
Working capital deficit	$(324,727)	$(334,320)
Total assets	$7,028,526	$6,931,954
Total debt, net of deferred financing costs (including current maturities)	$3,501,139	$3,418,907
Total stockholders’ equity	$1,032,391	$1,024,779

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Selected Cash Flow Data:
Cash flows provided by operating activities	$284,059	$235,657	$683,866	$592,889
Cash flows used in investing activities	$114,623	$94,283	$277,165	$128,059
Cash flows used in financing activities	$183,292	$174,953	$417,271	$492,422

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Reconciliation of Cash Flows Provided By Operating Activities to Free Cash Flow:
Cash flows provided by operating activities	$284,059	$235,657	$683,866	$592,889
Changes in operating assets and liabilities	(17,092)	7,092	35,693	41,605
Total capital expenditures	(44,983)	(49,850)	(120,842)	(117,938)
Preferred stock dividends	(91)	(91)	(273)	(273)
Capitalized contract fulfillment costs, net	594	(15)	(110)	(20)
Other	(2,351)	(3,581)	(7,143)	(6,855)
Free cash flow	$220,136	$189,212	$591,191	$509,408

Reconciliation of Net Income to Adjusted EBITDA:
Net income	$165,024	$144,075	$431,509	$438,320
Loss on extinguishment of debt	—	2,012	—	2,012
Interest income	(411)	(758)	(1,310)	(1,847)
Interest expense	41,196	41,189	122,840	120,221
Equity in earnings of investee	—	—	—	(206)
Income tax expense	3,628	2,566	10,421	19,498
Operating income	209,437	189,084	563,460	577,998
Stock-based compensation	13,058	7,580	38,327	25,305
Capitalized contract fulfillment costs, net	594	(15)	(110)	(20)
Depreciation and amortization	100,636	86,276	267,021	242,207
Gain on disposition of assets and investments	(16,866)	(2,155)	(32,153)	(76,116)
Adjusted EBITDA	$306,859	$280,770	$836,545	$769,374

Capital expenditure detail by category:
Billboards - traditional	$11,018	$7,744	$25,961	$22,677
Billboards - digital	22,913	25,168	57,581	63,486
Logo	5,025	6,038	14,419	12,023
Transit	748	635	1,980	1,593
Land and buildings	2,756	2,762	6,175	4,432
Operating equipment	2,523	7,503	14,726	13,727
Total capital expenditures	$44,983	$49,850	$120,842	$117,938

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Reconciliation of Reported Basis to Acquisition-Adjusted Results(a):
Net revenue	$624,468	$585,541	6.6%	$1,769,221	$1,670,282	5.9%
Acquisitions and divestitures	—	2,326		—	6,822
Acquisition-adjusted net revenue	624,468	587,867	6.2%	1,769,221	1,677,104	5.5%
Reported direct advertising and G&A expenses	291,078	277,733	4.8%	851,633	820,391	3.8%
Acquisitions and divestitures	—	(404)		—	(5,290)
Acquisition-adjusted direct advertising and G&A expenses	291,078	277,329	5.0%	851,633	815,101	4.5%
Outdoor operating income	333,390	307,808	8.3%	917,588	849,891	8.0%
Acquisitions and divestitures	—	2,730		—	12,112
Acquisition-adjusted outdoor operating income	333,390	310,538	7.4%	917,588	862,003	6.4%
Reported corporate expense	26,531	27,038	(1.9)%	81,043	80,517	0.7%
Acquisitions and divestitures	—	(50)		—	(150)
Acquisition-adjusted corporate expenses	26,531	26,988	(1.7)%	81,043	80,367	0.8%
Adjusted EBITDA	306,859	280,770	9.3%	836,545	769,374	8.7%
Acquisitions and divestitures	—	2,780		—	12,262
Acquisition-adjusted EBITDA	$306,859	$283,550	8.2%	$836,545	$781,636	7.0%

(a)Acquisition-adjusted net revenue, direct advertising and general and administrative expenses, outdoor operating income, corporate expenses and EBITDA include adjustments to 2025 for acquisitions and divestitures for the same time frame as actually owned in 2026.

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Reconciliation of Net Income to Outdoor Operating Income:
Net income	$165,024	$144,075	14.5%	$431,509	$438,320	(1.6)%
Loss on extinguishment of debt	—	2,012		—	2,012
Interest expense, net	40,785	40,431		121,530	118,374
Equity in earnings of investee	—	—		—	(206)
Income tax expense	3,628	2,566		10,421	19,498
Operating income	209,437	189,084	10.8%	563,460	577,998	(2.5)%
Corporate expenses	26,531	27,038		81,043	80,517
Stock-based compensation	13,058	7,580		38,327	25,305
Capitalized contract fulfillment costs, net	594	(15)		(110)	(20)
Depreciation and amortization	100,636	86,276		267,021	242,207
Gain on disposition of assets and investments	(16,866)	(2,155)		(32,153)	(76,116)
Outdoor operating income	$333,390	$307,808	8.3%	$917,588	$849,891	8.0%

SUPPLEMENTAL SCHEDULES
UNAUDITED RECONCILIATIONS OF NON-GAAP MEASURES
(IN THOUSANDS)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Reconciliation of Total Operating Expenses to Acquisition-Adjusted Consolidated Expense:
Total operating expenses	$415,031	$396,457	4.7%	$1,205,761	$1,092,284	10.4%
Gain on disposition of assets and investments	16,866	2,155		32,153	76,116
Depreciation and amortization	(100,636)	(86,276)		(267,021)	(242,207)
Capitalized contract fulfillment costs, net	(594)	15		110	20
Stock-based compensation	(13,058)	(7,580)		(38,327)	(25,305)
Acquisitions and divestitures	—	(454)		—	(5,440)
Acquisition-adjusted consolidated expense	$317,609	$304,317	4.4%	$932,676	$895,468	4.2%

SUPPLEMENTAL SCHEDULES
UNAUDITED REIT MEASURES
AND RECONCILIATIONS TO GAAP MEASURES
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Adjusted Funds from Operations:
Net income	$165,024	$144,075	$431,509	$438,320
Depreciation and amortization related to real estate	79,162	76,864	234,890	224,515
Gain from sale or disposal of real estate assets and investments, net of tax	(16,831)	(1,879)	(30,041)	(62,621)
Adjustments for unconsolidated affiliates and non-controlling interest	(3,154)	278	(7,603)	608
Funds from operations	$224,201	$219,338	$628,755	$600,822
Straight-line expense	750	1,112	3,023	3,493
Capitalized contract fulfillment costs, net	594	(15)	(110)	(20)
Stock-based compensation expense	13,058	7,580	38,327	25,305
Non-cash portion of tax provision	1,059	(346)	651	(685)
Non-real estate related depreciation and amortization	21,474	9,412	32,131	17,692
Amortization of deferred financing costs	1,705	1,537	5,092	4,593
Loss on extinguishment of debt	—	2,012	—	2,012
Capitalized expenditures-maintenance	(16,706)	(13,880)	(40,717)	(36,542)
Adjustments for unconsolidated affiliates and non-controlling interest	3,154	(278)	7,603	(608)
Adjusted funds from operations	$249,289	$226,472	$674,755	$616,062

Weighted average diluted common shares outstanding (1)	101,663,105	101,309,203	101,581,005	101,720,659
Adjusted weighted average diluted common shares/units outstanding(2)	103,366,802	102,791,409	103,220,741	102,422,991
Diluted AFFO per share	$2.41	$2.20	$6.54	$6.01

(1) Utilized to calculate earnings per share in accordance with GAAP.
(2) Utilized to calculate AFFO per share. Includes the weighted average outstanding units of Lamar LP (the Company’s operating partnership) that are held by limited partners of Lamar LP other than the Company’s wholly owned subsidiary, Lamar Media Corp. Upon the satisfaction of certain conditions, these units of Lamar LP are redeemable for cash or, at the Company’s option, shares of the Company’s Class A common stock on a one-for-one basis.

SUPPLEMENTAL SCHEDULES
UNAUDITED REIT MEASURES
AND RECONCILIATIONS TO GAAP MEASURES
(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

Revised projected 2026 Adjusted Funds From Operations:

	Year ended December 31, 2026
	Low	High
Net income	$611,030	$614,030
Depreciation and amortization related to real estate	310,000	310,000
Gain from sale or disposal of real estate assets and investments, net of tax	(36,760)	(36,760)
Adjustments for unconsolidated affiliates and non-controlling interest	(10,000)	(10,000)
Funds from operations	$874,270	$877,270
Straight-line expense	4,000	4,000
Capitalized contract fulfillment costs, net	100	100
Stock-based compensation expense	50,000	57,000
Non-cash portion of tax provision	(100)	(100)
Non-real estate related depreciation and amortization	36,000	36,000
Amortization of deferred financing costs	6,900	6,900
Capitalized expenditures-maintenance	(65,000)	(65,000)
Adjustments for unconsolidated affiliates and non-controlling interest	10,000	10,000
Adjusted funds from operations	$916,170	$926,170

Weighted average diluted common shares outstanding	101,625,000	101,625,000
Adjusted weighted average diluted common shares/units outstanding	103,300,000	103,300,000
Diluted earnings per share	$6.01	$6.04
Diluted AFFO per share	$8.87	$8.97

The guidance provided above is based on a number of assumptions that management believes to be reasonable and reflects our expectations as of November 5, 2026. Actual results may differ materially from these estimates as a result of various factors, and we refer to the cautionary language regarding “forward-looking statements” included in the press release when considering this information.